EXHIBIT 2

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of the executive officers and directors of Temasek Holdings (Private) Limited:

Name, Business, Address and positions	Present Principal Occupation	Citizenship

Lim Boon Heng	Chairman, Temasek	Singaporean
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891

(Chairman and Director, Temasek)

Cheng Wai Keung	Chairman and Managing Director,	Singaporean
3 Killiney Road	Wing Tai Holdings Limited
#10-01 Winsland House 1
Singapore 239519

(Deputy Chairman, Temasek)

Kua Hong Pak	Managing Director & Group CEO,	Singaporean
205 Braddell Road	ComfortDelGro Corporation Limited
East Wing 7th Floor
Singapore 579701

(Director, Temasek)

Goh Yew Lin	Managing Director,	Singaporean
50 Raffles Place	G.K. Goh Holdings Limited
#33-00 Singapore Land Tower
Singapore 048623

(Director, Temasek)

Teo Ming Kian	Chairman,	Singaporean
Caldecott Broadcast Centre,	MediaCorp Pte. Ltd.
Andrew Road
Singapore 299939

(Director, Temasek)

Marcus Wallenberg	Chairman,	Swedish
SE-106 40 Stockholm	Skandinaviska Enskilda Banken,
Sweden	Saab AB and FAM AB

(Director, Temasek)

Lien Jown Leam Michael	Executive Chairman,	Singaporean
One Raffles Place	Wah Hin and Company Private Limited
(formerly known as OUB Centre)
#51-00 Singapore 048616

(Director, Temasek)

Wong Yuen Kuai Lucien	Chairman and Senior Partner,	Singaporean
One Marina	Allen & Gledhill LLP
Boulevard #28-00
Singapore 018989

(Director, Temasek)

Robert Bruce Zoellick	Chairman,	American
c/o 101 Constitution Avenue, NW	Goldman Sachs International Advisors
Suite 1000 East
Washington, DC 20001

(Director, Temasek)

Chin Yoke Choong Bobby	Deputy Chairman,	Singaporean
c/o Interlocal Exim Pte Ltd	NTUC Enterprise Cooperative Limited
2 Kim Chuan Lane,
Kong Siang Group Building
Singapore 532072

(Director, Temasek)

Ng Chee Siong Robert	Chairman,	Singaporean /
11 th - 12 th Floors,	Sino Land Company Ltd	Hong Kong PR
Tsim Sha Tsui Centre,
Salisbury Road,
Tsim Sha Tsui, Kowloon, Hong Kong

(Director, Temasek)

Peter Robert Voser	Chairman,	Swiss
Affolternstrasse 44,	ABB Ltd
8050 Zurich,
Switzerland

(Director, Temasek)

Ho Ching	Executive Director & CEO, Temasek	Singaporean
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891

(Executive Director & CEO, Temasek)

Gregory L. Curl	President, Temasek International Pte. Ltd.	American
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891

(President, Temasek International Pte. Ltd.)

Lee Theng Kiat	President, Temasek International Pte. Ltd.	Singaporean
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891

(President, Temasek International Pte. Ltd.)

Chan Wai Ching	Co-Head, Corporate Development Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Head, Organisation & People,
The Atrium@Orchard	Temasek International Pte. Ltd.
Singapore 238891

(Co-Head, Corporate Development Group,
Head, Organisation & People,
Temasek International Pte. Ltd.)

Cheo Hock Kuan	Head, Strategic & Public Affairs,	Singaporean
60B Orchard Road #06-18 Tower 2	Temasek International Pte. Ltd.
The Atrium@Orchard
Singapore 238891

(Head, Strategic & Public Affairs,
Temasek International Pte. Ltd.)

Chia Song Hwee	Head, Investment Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Co-Head, China,
The Atrium@Orchard	Co-Head, Credit Portfolio,
Singapore 238891	Temasek International Pte. Ltd.

(Head, Investment Group,
Co-Head, China,
Co-Head, Credit Portfolio,
Temasek International Pte. Ltd.)

Dilhan Pillay Sandrasegara	Head, Enterprise Development Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Head, Singapore,
The Atrium@Orchard	Co-Head, Americas,
Singapore 238891	Temasek International Pte. Ltd.

(Head, Enterprise Development Group,
Head, Singapore,
Co-Head, Americas,
Temasek International Pte. Ltd.)

Heng Chen Seng David	Co-Head, Markets Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Head, Consumer & Real Estate,
The Atrium@Orchard	Head, South East Asia,
Singapore 238891	Temasek International Pte. Ltd.

(Co-Head, Markets Group,
Head, Consumer & Real Estate,
Head, South East Asia,
Temasek International Pte. Ltd.)

Leong Wai Leng	Head, Corporate Development Group	Singaporean
60B Orchard Road #06-18 Tower 2	Chief Financial Officer,
The Atrium@Orchard	Co-Head, Portfolio Management,
Singapore 238891	Temasek Holdings (Private) Limited

(Head, Corporate Development Group,
Chief Financial Officer,
Co-Head, Portfolio Management,
Temasek Holdings (Private) Limited)

Nagi Adel Hamiyeh	Co-Head, Enterprise Development Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Head, Industrials,
The Atrium@Orchard	Head, Australia & New Zealand,
Singapore 238891	Head, Africa & Middle East, Temasek International Pte. Ltd.
(Co-Head, Enterprise Development Group,
Head, Industrials,
Head, Australia & New Zealand,
Head, Africa & Middle East, Temasek International Pte. Ltd.)

Neil Garry McGregor	Senior Managing Director, Enterprise Development	New Zealander
60B Orchard Road #06-18 Tower 2	Group
The Atrium@Orchard	Temasek International Pte. Ltd.
Singapore 238891

(Senior Managing Director, Enterprise Development Group
Temasek International Pte. Ltd.)

Pek Siok Lan	General Counsel,	Singaporean
60B Orchard Road #06-18 Tower 2	Temasek International Pte. Ltd.
The Atrium@Orchard
Singapore 238891

(General Counsel,
Temasek International Pte. Ltd)

Ravi Mahinder Lambah	Head, Telecom, Media & Technology,	Indian
60B Orchard Road #06-18 Tower 2	Co-Head, India,
The Atrium@Orchard	Co-Head, Africa & Middle East,
Singapore 238891	Temasek International Pte. Ltd.

(Head, Telecom, Media & Technology,
Co-Head, India,
Co-Head, Africa & Middle East,
Temasek International Pte. Ltd.)

Rohit Sipahimalani	Co-Head, Investment Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Co-Head, Portfolio & Strategy Group,
The Atrium@Orchard	Head, Energy & Resources,
Singapore 238891	Head, India,
Head, Portfolio Strategy & Value Management,
(Co-Head, Investment Group,	Temasek International Pte. Ltd.
Co-Head, Portfolio & Strategy Group,
Head, Energy & Resources,
Head, India,
Head, Portfolio Strategy & Value Management,
Temasek International Pte. Ltd.)

Sim Hong Boon	Head, Markets Group,	American
60B Orchard Road #06-18 Tower 2	President, Americas,
The Atrium@Orchard	Head, Credit Portfolio,
Singapore 238891	Temasek International Pte. Ltd.

(Head, Markets Group,
President, Americas,
Head, Credit Portfolio,
Temasek International Pte. Ltd.)

Tan Chong Lee	Head, Portfolio and Strategy Group,	Singaporean
60B Orchard Road #06-18 Tower 2	Head, Europe,
The Atrium@Orchard	Head, Portfolio Management,
Singapore 238891	Head, Strategy
Co-Head, Singapore,
(Head, Portfolio and Strategy Group,	Temasek International Pte. Ltd.
Head, Europe,
Head, Portfolio Management,
Head, Strategy,
Co-Head, Singapore
Temasek International Pte. Ltd.)

Wu Yibing	Head, China,	American
60B Orchard Road #06-18 Tower 2	Temasek International Pte. Ltd.
The Atrium@Orchard
Singapore 238891

(Head, China,
Temasek International Pte. Ltd.)

Benoit Louis Marie Francois Valentin	Senior Managing Director, Europe,	French
23 King Street	Co-Head, Industrials,
London SW1Y 6QY	Temasek International (Europe) Limited
United Kingdom

(Senior Managing Director, Europe,
Co-Head, Industrials,
Temasek International (Europe) Limited)

The following is a list of the executive officers and directors of Tembusu Capital Pte. Ltd.:

Name, Business, Address and positions	Present Principal Occupation	Citizenship

Cheong Kok Tim c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Managing Director – Legal & Regulations, Temasek International Pte. Ltd.	Singaporean

Goh Bee Kheng c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Managing Director – Finance, Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of Thomson Capital Pte. Ltd.:

Name, Business, Address and positions	Present Principal Occupation	Citizenship

Cheo Hock Kuan c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Head – Strategic & Public Affairs, Temasek International Pte. Ltd.	Singaporean

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – Finance, Temasek International Pte. Ltd.	Singaporean

The following is a list of the executive officers and directors of Dahlia Investments Pte. Ltd.:

Name, Business, Address and positions	Present Principal Occupation	Citizenship

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Seah Seow Ling c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – VM, Temasek International Pte. Ltd.	Singaporean